Exhibit 10.3
NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”), is dated as of the ______day of ______, 20___by and between Corrections Corporation of America, a Maryland corporation (the “Company”), and ______ (“Optionee”).
W I T N E S S E T H:
     WHEREAS, the Company has adopted the 2008 Stock Incentive Plan (the “Plan”), which authorizes and directs the Company to grant Options (as defined in the Plan) to members of the Company’s Board of Directors (the “Board”) who are not employees of the Company (“Non-Employee Directors”);
     WHEREAS, the Company and Optionee wish to confirm the terms and conditions of an Option granted to Optionee on ______, 20___(the “Date of Grant”).
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:
     1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as set forth in the Plan.
     2. Grant of Option. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants to Optionee an option (the “Option”) to purchase up to ___shares of the Company’s Common Stock (collectively, the “Option Shares”).
     3. Option Price. The purchase price per Option Share shall be $______ (the “Option Price”). This purchase price equals 100% of the Fair Market Value of each Option Share on the Date of Grant.
     4. Exercise; Vesting; Forfeiture.
          (i) Except as otherwise provided herein, Optionee shall have the right to exercise the Option, if and to the extent the Option has vested in accordance with subparagraphs (iii) and (iv) below, at any time during the ten-year period commencing on the Date of Grant; provided, however, that except as otherwise provided in subparagraph (iv) below, Optionee may not exercise the Option unless Optionee is continuously after the Date of Grant a director of the Company for a one-year period.
          (ii) Optionee shall exercise the Option in accordance with the procedures set forth in Section 6.4 of the Plan. Optionee (or the personal representative of or successor to Optionee) shall have no rights as a shareholder with respect to any shares covered by this Option until the issuance of a share certificate to him for such shares.

          (iii) Subject to the provisions of subparagraph (iv) below, the Option shall vest with respect to the Option Shares on the Vesting Date (as herein defined). For purposes hereof, the term “Vesting Date” shall mean the first anniversary of the Date of Grant.
          (iv) In the event that: (a) Optionee dies while serving as a director of the Company; or (b) Optionee’s service as director of the Company terminates by reason of Optionee’s Disability, then in any such case the Option shall vest in full and may be, unless earlier terminated or expired, exercised by Optionee (or by Optionee’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of Optionee) at any time during the stated term of the Option. In the event that there occurs a Change of Control, then in such case the Option shall vest in full, unless earlier terminated or expired, and may be exercised by Optionee (or by Optionee’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of Optionee) within one (1) year following the Change in Control. For the purpose of this Agreement and notwithstanding any provision(s) of the Plan or this Agreement to the contrary, subject to the first sentence in this subparagraph (iv), in the event Optionee’s service as a director of the Company is terminated (other than as the result of Optionee’s death or Disability) then the Option, to the extent the Option has vested and unless it earlier terminates or expires, may be exercised at any time during the stated term of the Option, with the unvested portion of the Option being forfeited. Nothing in this Agreement or in any Option granted pursuant hereto shall confer upon Optionee any right to continue in the service of the Company or interfere in any way with the right of the Company to terminate Optionee’s service at any time.
     5. Option Subject to Plan. The Option and the Option Shares shall be subject to, and the Company and Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan, as amended, is attached hereto as Exhibit A and made a part hereof as if fully set out herein.
     6. Amendments to Option. Subject to the restrictions contained in the Plan, the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or the holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.
     7. Withholding. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Optionee.
     8. Governing Laws. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof; provided, however, no Option may be exercised except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Optionee resides, and/or any other applicable securities laws.
     9. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.
     10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.
     11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     12. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     13. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Option except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.
     14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
     15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     16. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CORRECTIONS CORPORATION OF AMERICA

By:

Title:

OPTIONEE:

Signature:

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